Exhibit 2

FIRST AMENDING AGREEMENT IN
RESPECT OF THE BRIDGE LOAN AGREEMENT

THIS FIRST AMENDING AGREEMENT, made as of the 23rd day of May, 2008

BETWEEN:

MAGNA ENTERTAINMENT CORP.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Borrower”),

OF THE FIRST PART,

- and -

MID ISLANDI SF.,

a partnership formed under the laws of Iceland, acting through its Zug branch

(hereinafter called the “Lender”),

OF THE SECOND PART,

- and -

PACIFIC RACING ASSOCIATION,

a corporation incorporated under the laws of the State of California

- and -

MEC LAND HOLDINGS (CALIFORNIA) INC.,

a corporation incorporated under the laws of the State of California

(hereinafter collectively called the “Golden Gate Fields Guarantors”),

OF THE THIRD PART,

- and -

THE SANTA ANITA COMPANIES, INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

LOS ANGELES TURF CLUB, INCORPORATED,

a corporation incorporated under the laws of the State of California

(hereinafter collectively called the “Santa Anita Guarantors”),

OF THE FOURTH PART,

- and -

GULFSTREAM PARK RACING ASSOCIATION, INC.,

a corporation incorporated under the laws of the State of Florida

(hereinafter called the “Gulfstream Guarantor”),

OF THE FIFTH PART,

- and -

GPRA THOROUGHBRED TRAINING CENTER INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Palm Meadows Training Guarantor”),

OF THE SIXTH PART,

- and -

MEC DIXON, INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Dixon Guarantor”),

OF THE SEVENTH PART,

- and -

MEC HOLDINGS (USA) INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

SUNSHINE MEADOWS RACING, INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter collectively called the “Ocala Guarantors”),

OF THE EIGHTH PART,

- and -

THISTLEDOWN, INC.,

a corporation incorporated under the laws of the State of Ohio

(hereinafter called the “Thistledown Guarantor”),

OF THE NINTH PART,

- and -

MEC MARYLAND INVESTMENTS INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

30000 MARYLAND INVESTMENTS LLC,

a limited liability company formed under the laws of the State of Delaware

(hereinafter collectively called the “AmTote Guarantors”) (the Golden Gate Fields Guarantors, the Santa Anita Guarantors, the Gulfstream Guarantor, the Palm Meadows Training Guarantor, the Dixon Guarantor, the Ocala Guarantors, the Thistledown Guarantor, and the AmTote Guarantors hereinafter collectively called the “Guarantors”),

OF THE TENTH PART.

WHEREAS the Lender, as lender, the Borrower, as borrower, and the Guarantors, as guarantors, are parties to a bridge loan agreement made as of September 12, 2007 (the “Bridge Loan Agreement”);

AND WHEREAS on September 11, 2007, the Borrower’s Board of Directors approved and adopted a plan (the “MEC Debt Elimination Plan”) (referenced in the Bridge Loan Agreement as the Borrower Restructuring Plan) to restructure the Borrower’s balance sheet through the sale of certain assets and entering into strategic partnerships or joint ventures to allow the Borrower to substantially eliminate its debt by December 31, 2008, and to pursue a business plan focused on achieving sustainable profitability;

AND WHEREAS the MEC Debt Elimination Plan contemplated the sale of assets including, without limiting the generality of the foregoing, certain of those Properties owned by the Borrower that constitute collateral for the Loan;

AND WHEREAS the sale of assets under the MEC Debt Elimination Plan has taken longer than originally contemplated;

AND WHEREAS on March 31, 2008, the Board of Directors of MI Developments Inc. (“MID”), an affiliate of the Lender and the controlling shareholder of the Borrower, received a reorganization proposal on behalf of various shareholders of MID that would, among other things, alter the relationship between MID and the Borrower;

AND WHEREAS the Lender has agreed to amend the Bridge Loan Agreement to, inter alia: (i) increase the Loan Amount from $80,000,000 to $110,000,000; (ii) provide that Loan Amounts borrowed and repaid prior to the date hereof may be reborrowed; (iii) extend the Maturity Date of the Loan from May 31, 2008 to August 31, 2008; and (iv) provide for certain additional arrangement and extension fees, all on the terms and conditions set out herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                                       Definitions.  Unless otherwise defined herein, all capitalized terms used in this agreement (this “Agreement”) shall have the respective meanings ascribed to them in the Bridge Loan Agreement.

2.                                       Representations and Warranties. The Borrower and the Guarantors jointly and severally represent and warrant to and in favour of the Lender, with the intent that the Lender shall be entitled to rely upon such representations and warranties in entering into this Agreement and notwithstanding the completion of the transactions contemplated herein, that: (i) all of the recitals to this Agreement are true and complete in all material respects; (ii) except as specifically qualified in the Disclosure Schedule, all of the representations and warranties of the Borrower in Article 5 of the Bridge Loan Agreement are true and correct on the date hereof as if made on and as of the date hereof; and (iii) there are no facts, conditions or circumstances that are known to the Borrower or any of the Guarantors and that may reasonably be considered relevant to the Lender’s decision to enter into this Agreement that have not been disclosed in writing to the Lender.

3.                                       Amendments.  The Bridge Loan Agreement is hereby amended as follows:

(a)                                  by deleting in its entirety the definition of “Borrower Restructuring Plan” and replacing each reference thereto with “MEC Debt Elimination Plan”;

(b)                                 by adding, in proper alphabetical order, the following definition of “Extension Fee” to Section 1.1 of the Bridge Loan Agreement:

““Extension Fee” has the meaning ascribed thereto in Subsection 4.3(c)”;”

(c)                                  by adding, in proper alphabetical order, the following definition of “First Bridge Loan Amending Agreement” to Section 1.1 of the Bridge Loan Agreement:

““First Bridge Loan Amending Agreement” means the First Amending Agreement in respect of the Bridge Loan Agreement between the Lender, as lender, the Borrower, as borrower, and the Guarantors, as guarantors, made as of May 23, 2008;”;

(d)                                 by adding, in proper alphabetical order, the following definition of “First Bridge Loan Amending Agreement Security Amendments” to Section 1.1 of the Bridge Loan Agreement:

““First Bridge Loan Amending Agreement Security Amendment” and “First Bridge Loan Amending Agreement Security Amendments” have the meanings ascribed thereto in Subsection 7.2(s);”;

(e)                                  by deleting the definition of “Maturity Date” in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““Maturity Date” means, unless otherwise accelerated in accordance with Section 2.6, August 31, 2008;”;

(f)                                    by adding, in proper alphabetical order, the following definition of “MEC Debt Elimination Plan” to Section 1.1 of the Bridge Loan Agreement:

““MEC Debt Elimination Plan” means the plan approved and adopted by the Borrower’s Board of Directors as of September 11, 2007 to restructure the Borrower’s balance sheet through the sale of certain assets and entering into strategic partnerships or joint ventures to allow the Borrower to substantially eliminate its debt by December 31, 2008, and to pursue a business plan focused on achieving sustainable profitability, including any amendments, revisions or modifications thereto approved by the Borrower’s Board of Directors in its sole and absolute discretion (and provided forthwith in writing to the MID Board of Directors), provided that for purposes of Subsections 5.1(dd), 6.2(b)(i), 6.2(d), 6.2(e) and 6.2(p) of the Bridge Loan Agreement, the reference to MEC Debt Elimination

Plan shall be to the MEC Debt Elimination Plan existing as of September 11, 2007;”;

(g)                                 by adding, in proper alphabetical order, the following definition of “MJC Subsidiary” to Section 1.1 of the Bridge Loan Agreement:

““MJC Subsidiary” has the meaning ascribed thereto in Subsection 6.1(jj);”;

(h)                                 by deleting the definition of “Permitted Debt” in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““Permitted Debt” means (i) the Bridge Loan; (ii) the Santa Anita Senior Facility; (iii) the BMO Credit Agreement; (iv) the SunTrust Credit Agreement; (v) the Remington Construction Loan Agreement; (vi) the Gulfstream Construction Loan Agreement; (vii) indebtedness of GPRA Commercial Enterprises Inc. relating to a loan agreement among, inter alia, Keybank National Association, as principal lender, and The Village at Gulfstream Park, LCC, as borrower, where such indebtedness is non-recourse to the Borrower and the Gulfstream Guarantor and arises under the May 1, 2005 limited liability company agreement, as amended, by which The Village at Gulfstream Park, LLC, was formed; (viii) indebtedness of MEC Grundstucksentwicklungs GmbH and Fontana Betelligungs AG existing on the date hereof; (ix) indebtedness of the MJC Subsidiaries to Mercantile-Safe Deposit and Trust existing on the date hereof; (x) the lease between a non-guarantor entity and an entity associated with the City of Grand Prairie, pursuant to which Lone Star Park is operated; (xi) indebtedness owing under, and not exceeding the amounts permitted to be outstanding under and secured by, Permitted Encumbrances and extensions, renewals or replacements of any indebtedness permitted under this clause; provided the principal amount of such indebtedness thereunder or security therefor is not thereby increased beyond the original principal amount of such indebtedness; (xii) unsecured trade and other accounts payable incurred in the ordinary course of business for the purpose of carrying on the same including the “Construction” (as defined in the Remington Construction Loan Agreement) and the “Reconstruction” (as defined in the Gulfstream Construction Loan Agreement); (xiii) indebtedness under interest rate or currency hedging agreements entered into for the purpose of managing interest rate and currency risks of the Borrower or any of its Subsidiaries and not for speculative purposes; (xiv) indebtedness under letters of credit, performance bonds, instalment insurance and insurance premium financing contracts, and similar instruments in respect of land transfer tax claims, land development charges, gaming permits and other obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business; (xv) the obligation to pay $18,312,650 plus accrued interest on the exercise of either the put or call option for the remaining minority interest in The Maryland Jockey Club; (xvi) the Subordinated Debt; (xvii) unsecured intercompany indebtedness of the Borrower to any of its

Subsidiaries or of any of the Subsidiaries to the Borrower, provided that such unsecured intercompany indebtedness is existing as of the date hereof or is entered into on customary terms and in the ordinary course of the Borrower’s cash management activities consistent with past practice; (xviii) other obligations and indebtedness (including Capital Lease Obligations (other than that listed in item (iv) of this definition) and Contingent Liabilities, but excluding item (xii) listed in this definition) existing on the date hereof and relating to Subsidiaries which are not Guarantors, and all of which are disclosed in the Audited and Unaudited Financial Statements including the notes thereto, in the aggregate amount of not more than $2,000,000 (which amount includes indebtedness denominated in foreign currencies and is therefore subject to fluctuation from time to time due to exchange rate fluctuations); and (xix) other obligations and indebtedness (including Capital Lease Obligations and Contingent Liabilities) of up to $5,000,000 in the aggregate, provided that none of such other obligations and indebtedness is secured by any of the Properties;”;

(i)	by adding, in proper alphabetical order, the following definition of “Reorganization Proposal” to Section 1.1 of the Bridge Loan Agreement:

““Reorganization Proposal” means that certain proposal received by MID’s Board of Directors on March 31, 2008 on behalf of various shareholders of MID, as may be amended from time to time;”;

(j)	by adding, in proper alphabetical order, the following definition of “Reorganization Proposal Approval” to Section 1.1 of the Bridge Loan Agreement:

““Reorganization Proposal Approval” means: (i) the approval of the Reorganization Proposal by the shareholders of MID pursuant to applicable statutory and regulatory requirements governing such approvals at a special meeting of shareholders called to consider the Reorganization Proposal, together with (ii) the final, unappealable approval by a court of competent jurisdiction of a plan of arrangement implementing the Reorganization Proposal;”;

(k)	by adding, in proper alphabetical order, the following definition of “Reorganization Proposal Termination Notice” to Section 1.1 of the Bridge Loan Agreement:

““Reorganization Proposal Termination Notice” has the meaning ascribed thereto in Section 2.6;”;

(l)	by deleting the definition of “Security” in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““Security” has the meaning ascribed thereto in Subsection 7.2(q), provided that from and after the delivery by the Borrower and the Guarantors of the First Bridge Loan Amending Agreement Security Amendments, “Security” shall be deemed to mean the Security as amended by the First Bridge Loan Amending Agreement Security Amendments;”;

(m)                               by deleting the definition of “ SunTrust Credit Agreement “ in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““SunTrust Credit Agreement” means the loan and security agreement made as of May 11, 2007 among AmTote, as borrower, and SunTrust, as lender, as has been and may be further amended and restated from time to time, provided that the principal amount outstanding at any time under the SunTrust Credit Agreement as so amended or restated shall not exceed $16.1 million, and includes any renewal or refinancing of any such agreement or the indebtedness owing thereunder provided that the principal amount of such renewed or refinanced indebtedness does not exceed $16.1 million and security therefor is not increased thereby;”;

(n)                                 by adding in proper alphabetical order, the following definition of “Supporting Shareholders” to Section 1.1 of the Bridge Loan Agreement:

““Supporting Shareholders” means the shareholders on whose behalf the Reorganization Proposal was submitted to MID’s Board of Directors on March 31, 2008;”;

(o)                                 by adding, in proper alphabetical order, the following definition of “Third Arrangement Fee” to Section 1.1 of the Bridge Loan Agreement:

““Third Arrangement Fee” has the meaning ascribed thereto in Subsection 4.3(b);”;

(p)                                 by deleting the number “$80,000,000” in the third line of Section 2.1 of the Bridge Loan Agreement, and replacing it with the number “$110,000,000”;

(q)                                 by deleting Section 2.2 of the Bridge Loan Agreement in its entirety and replacing it with the following:

“2.2         Nature of Bridge Loan

(a) Subject to Subsection 2.2(b), the Bridge Loan is a non-revolving facility and any portion of the Loan that is repaid shall reduce the Loan Amount and may not be re-borrowed.

(b) So long as the Borrower is not in default hereunder, the Borrower shall have the right to re-borrow that portion of the Loan that the Borrower borrowed and repaid prior to May 23, 2008.”;

(r)                                    by deleting the last sentence of Section 2.3(a) of the Bridge Loan Agreement, beginning with the words “The Loan Amount” and ending with the words “such repayment.”, and replacing it with the following:

“Subject to Subsection 2.2(b), the Loan Amount shall be automatically and permanently reduced by the amount of any such repayment.”;

(s)                                  by adding the following as Section 2.6 of the Bridge Loan Agreement:

“2.6         Acceleration of Maturity Date

In the event that MID gives written notice (a “Reorganization Proposal Termination Notice”) to the Lender advising that the Reorganization Proposal will not proceed to a vote of MID shareholders at a special meeting (as a result of the Supporting Shareholders abandoning the Reorganization Proposal, the MID Board of Directors failing to call such a meeting, or for any other reason), that the Reorganization Proposal has not received the requisite approvals at a special meeting called to consider the Reorganization Proposal, or that a court of competent jurisdiction has not approved a plan of arrangement implementing the Reorganization Proposal, then Lender shall give written notice to the Borrower that the Lender has received a Reorganization Proposal Termination Notice, and the Maturity Date shall be the earlier of: (i) August 31, 2008; and (ii) the date which is one month after the Lender gives the Borrower written notice that it has received the Reorganization Proposal Termination Notice.”;

(t)                                    by deleting Subsection 4.3(b) of the Bridge Loan Agreement in its entirety and replacing it with the following:

(b)           Arrangement Fees.  The Borrower shall pay to the Lender, on the Closing Date, an arrangement fee (the “First Arrangement Fee”) of $2,400,000, being 3% of the Loan Amount.  In addition, the Borrower shall pay to the Lender:  (i) on February 29, 2008, an additional arrangement fee (the “Second Arrangement Fee”) in the amount equal to 1% of the then current Loan Amount; and (ii) within 5 Banking Days thereafter, in the event that the Reorganization Proposal Approval has not been obtained by August 1, 2008, or the Lender receives a Reorganization Proposal Termination Notice, an additional arrangement fee (the “Third Arrangement Fee”) in the amount of 1% of the then current Loan Amount.”;

(u)                                 by adding the following as Subsection 4.3(c) of the Bridge Loan Agreement:

(c)           Extension Fee.  The Borrower shall pay to the Lender an extension fee (the “Extension Fee”) in the amount of $1,100,000, being 1% of the Loan Amount.”;

(v)                                 by deleting in its entirety Subsection 6.1(ee) of the Bridge Loan Agreement and replacing it with the following:

“(ee)       Availability.  All requests for Advances shall be (1) materially consistent (to be determined by the Lender in its sole and absolute discretion) with the MEC Debt Elimination Plan, the weekly cash flow forecast reports that the Borrower is required to deliver to the Lender and MID and the cash flow forecast formally approved by the Borrower’s Board of Directors on May 22, 2008 and (2) used solely to fund: (i) operations; (ii) mandatory payments of principal or interest and costs, fees and expenses due and owing to the Lender under this Agreement and/or any other loans or credit facilities provided by the Lender to the Borrower and/or its Subsidiaries, including, without limitation, the Gulfstream Construction Loan Agreement and the Remington Construction Loan Agreement; (iii) mandatory payments of interest in connection with Permitted Debt, provided that the making of any such payment is not prohibited by this Agreement and shall not result in an Unmatured Event or Default or an Event of Default under this Agreement; (iv) Maintenance Capital Expenditures; and (v) Capital Expenditures required pursuant to the terms of the joint venture arrangements with Forest City Enterprises, Inc. and Caruso Affiliated”;

(w)                               by deleting the word “and” immediately after the “;” at the end of Section 6.1(gg) of the Bridge Loan Agreement;

(x)                                   by replacing the “.” with a “;” at the end of Section 6.1(hh) of the Bridge Loan Agreement;

(y)                                 by adding, as Sections 6.1(ii) and (jj) of the Bridge Loan Agreement, the following:

“(ii)  within 5 Banking Days thereafter, in the event that the Reorganization Proposal Approval has not been obtained by August 1, 2008, or in the event that the Lender receives a Reorganization Proposal Termination Notice, the Borrower shall forthwith pay to the Lender the Third Arrangement Fee”; and

(jj)  without derogating from the generality of Section 6.1(hh), if requested by the Lender in writing, the Borrower agrees: (i) to grant share pledges, where permitted by Applicable Law, or negative pledges if share pledges are not permitted by Applicable Law, in respect of each subsidiary of the Borrower related to or affiliated with the Maryland Jockey Club (each an “MJC Subsidiary”); (ii) to cause each MJC Subsidiary to provide a guarantee and indemnity pursuant to which each unconditionally guarantees to and in favour of the Lender the payment and performance of the Indebtedness outstanding from time to time, as well as interest and other amounts owing hereunder or under the other Loan Documents and the performance of all other obligations of the Borrower under the Loan and the Loan Documents, and, as security for such guarantee and indemnity, to cause each MJC Subsidiary to provide the Lender with such security in respect of its real property and/or personalty as the Lender, acting in its sole and absolute discretion, requires, subject to the provisions contained herein.  The Borrower agrees to cause each MJC Subsidiary to enter into an amending agreement in respect of this Agreement reflecting its addition as a guarantor under this Agreement, and adding the security granted by the Borrower and each MJC Subsidiary in connection with this Subsection 6.1(jj) as “Security” for all purposes of this Agreement, it being agreed that any new security granted by the Borrower and each MJC Subsidiary in connection with this Subsection 6.1(jj) may need to be subordinate to security existing as of May 23, 2008 that has been granted by the Borrower and/or by the applicable MJC Subsidiary in respect of their real property or personalty. In the event that the Borrower or any MJC Subsidiary requires the consent of an existing lender to grant such security to the Lender, the Borrower shall use its reasonable commercial efforts, and shall cause the applicable MJC Subsidiary to use their reasonable commercial efforts, to obtain such consent.”;

(z)                                   by deleting in its entirety Subsection 7.2(q)(i)) of the Bridge Loan Agreement and replacing it with the following:

“(i)          a grid promissory note in the amount of One Hundred and Ten Million Dollars ($110,000,000) from the Borrower in favour of the Lender (the “Borrower Note”);”;

(aa)                            by replacing the “.” with a “; and” at the end of Section 7.2(q) of the Bridge Loan Agreement;

(bb)                          by adding the following as Section 7.2(r) of the Bridge Loan Agreement:

“(r) prior to the first Advance after May 23, 2008, the Board of Directors of the Borrower shall have formally approved (with evidence thereof in the form of a certified resolution provided to the Lender) a cash flow forecast through August 31, 2008 and, in the event that any material variances to such forecast occur, the Board of Directors of the Borrower shall formally approve a revised forecast (with evidence thereof in the form of a certified resolution provided to the Lender) prior to any requests for Advances being made subsequent to the date of any such variance;”; and

(cc)                            by adding the following as Section 7.2(s) of the Bridge Loan Agreement:

“(s) as condition precedent to any Advances after June 15, 2008: (i) the Borrower shall have delivered to the Lender, in form and substance satisfactory to the Lender, acting in its sole and absolute discretion, such amendments (collectively, the “First Bridge Loan Amending Agreement Security Amendments” and individually a “First Bridge Loan Amending Agreement Security Amendment”) to the Security referenced in Subsection 7.2(q) of this Agreement, as are required (as determined by the Lender acting in its sole and absolute discretion) to reflect the amendments contemplated in the First Bridge Loan Amending

Agreement (including, without limiting the generality of the foregoing, the increase in the Loan Amount from $80,000,000 to $110,000,000) and to ensure the enforceability of the Security; and (ii) the Lender shall have received  opinions from counsel to the Borrower and to the Guarantors, in form and substance satisfactory to the Lender, confirming, inter alia, the due authorization, execution and delivery of the First Bridge Loan Amending Agreement by the Borrower and each of the Guarantors, the due authorization, execution and delivery of each First Bridge Loan Amending Agreement Security Amendment by the Borrower and/or the relevant Guarantor or Guarantors, as the case may be, that is a party thereto, the enforceability of the First Bridge Loan Amending Agreement and each Bridge Loan Amending Agreement Security Amendment in accordance with its terms, and the continued enforceability, after giving effect to the First Bridge Loan Amending Agreement and the Bridge Loan Amending Agreement Security Amendments, of the Bridge Loan Agreement and each of the guarantees and indemnities given by the Guarantors in respect of the Indebtedness.”.

4.                                       Conditions Precedent  The amendments contained in this Agreement shall be conditional upon the satisfaction (or waiver by the Lender) of all of the following conditions (collectively, the “Conditions Precedent”): (i) the Borrower extending the maturity of the BMO Credit Agreement from May 23, 2008 to no earlier than July 30, 2008 (subject to acceleration terms substantially similar to those applicable to the Bridge Loan) on terms satisfactory to the Lender in its sole and absolute discretion; (ii) the Lender receiving the Extension Fee of $1,100,000; (iii) the Borrower delivering to the Lender, on or before May 23, 2008, the Borrower Note in the amount of One Hundred and Ten Million Dollars ($110,000,000) (which Borrower Note shall supersede the existing Borrower Note in the amount of Eighty Million Dollars ($80,000,000)); (iv) the delivery by the Borrower to the Lender of a certified copy of the resolution passed by the Borrower’s Board of Directors approving the entering into of this Agreement; and (v) the complete truth and accuracy of the representations and warranties set forth in Section 2 of this Agreement. The Conditions Precedent are strictly inserted for the benefit of the Lender and may be waived, in whole or in part, at any time and from time to time, by the Lender at the Lender’s sole and absolute discretion.

5.                                       Confirmation of Amended Bridge Loan Agreement  The Bridge Loan Agreement, as amended by this Agreement, is hereby ratified and confirmed in all respects and time shall remain of the essence. After the date hereof (subject to the satisfaction or waiver of all Conditions Precedent), all references in each Loan Document to the Loan Agreement shall be deemed to be a reference to the Bridge Loan Agreement as amended by this Agreement.

6.                                       Successors and Assigns.  This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and their respective successors and permitted assigns.

7.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable herein.

8.                                       Time of the Essence.  Time shall be of the essence of this Agreement.  If anything herein is to be done on a day which is not a Business Day, the same shall be done on the next succeeding Business Day.  Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.

9.                                       Headings, Extended Meanings.  The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof.  In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.

10.                                 Counterparts.  This Agreement may be executed in counterparts and may be delivered by e-mail and/or facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

MAGNA ENTERTAINMENT CORP., as Borrower

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

PACIFIC RACING ASSOCIATION

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC LAND HOLDINGS (CALIFORNIA) INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THE SANTA ANITA COMPANIES, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

LOS ANGELES TURF CLUB, INCORPORATED

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GULFSTREAM PARK RACING ASSOCIATION, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC HOLDINGS (USA) INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC DIXON, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GPRA THOROUGHBRED TRAINING CENTER, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

SUNSHINE MEADOWS RACING, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THISTLEDOWN, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC MARYLAND INVESTMENTS INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

30000 MARYLAND INVESTMENTS LLC

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MID ISLANDI SF., acting through its Zug Branch

by	“signed”
	Name:	Thomas Schultheiss
	Title:	Branch Manager

“signed”
	Name:	Peter Nideroest
	Title:	Branch Manager

We have authority to bind the Partnership.